WAIVER AND FIRST AMENDMENT

This Waiver and First Amendment (this "Agreement") is made and entered into as of the 30th day of June, 2026 (the "Effective Date") by and between LIFEMD, INC., a Delaware corporation (the "Borrower"), and CITIZENS BANK, N.A., a national banking association (the "Lender").

RECITALS

A. Reference is hereby made to a certain Credit Agreement dated as of January 2, 2026 by and between the Borrower and the Lender (as amended, modified or otherwise supplemented from time to time, the "Credit Agreement"). All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Credit Agreement.

B. The Borrower has requested that the Lender (i) waive the Borrower's non-compliance with certain financial covenants and (ii) amend and modify the Credit Agreement in certain respects (collectively, the "Modifications").

C. The Lender has agreed to accommodate the Modifications, provided that, as a condition precedent thereto (among others), the Borrower joins with the Lender in executing this Agreement and agrees to the waivers, modifications and amendments to the Credit Agreement more particularly provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree to amend the Credit Agreement and the Note(s) as follows:

1. Waiver. The Borrower hereby acknowledges and agrees that it has requested that the Lender waive, and Lender does hereby waive, as of the Effective Date any Event of Default which has occurred as a result of the Borrower's non-compliance with the Consolidated Interest Coverage Ratio set forth in Section 7.12(b) of the Credit Agreement for the Measurement Periods ending on March 31, 2026 (the "Specified Default"). The foregoing waiver does not extend to Borrower's compliance with any Financial Covenant for any subsequent Measurement Period nor does it constitute an agreement by Lender to waive the provisions of any affirmative or negative covenant, any Financial Covenant or any other provision of the Credit Agreement at any time in the future or any other Defaults or Events of Default which may have occurred but which are not referenced within this Section 1. In addition, as a result of the replacement of the Consolidated Interest Coverage Ratio with the Consolidated Fixed Charge Coverage Ratio as set forth in this Agreement, the Lender hereby confirms and agrees that the Consolidated Interest Coverage Ratio will not be tested for the Measurement Period ending on June 30, 2026.

2. Section 1.1 of the Credit Agreement is hereby modified as of the Effective Date by amending and restating the following terms set forth therein:

"Financial Covenants" means the covenants set forth in Section 7.12(a) through (c).

3. Section 1.1 of the Credit Agreement is hereby modified by deleting the following terms therein as of the Effective Date (and such terms shall have no further force or effect):

"Consolidated EBIT"

"Consolidated Interest Coverage Ratio"

4. Section 1.1 of the Credit Agreement is hereby modified by inserting the following terms therein in the appropriate alphabetical order:

"Cash on Hand" means, as of any date of determination, the aggregate dollar value of the Borrower's cash on such date which is on deposit in an account maintained with the Lender or in an account which is a Controlled Account.

"Consolidated Fixed Charge Coverage Ratio" means, with respect to any Measurement Period, the ratio of (a) the result of (i) the Consolidated EBITDA of Borrower and its Subsidiaries for such Measurement Period minus cash taxes for such Measurement Period plus interest income for such Measurement Period, to (b) Consolidated Fixed Charges of Borrower and its Subsidiaries for such Measurement Period.

"Consolidated Fixed Charges" means, with respect to any Measurement Period, determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Consolidated Interest Expense required to be paid in cash during such Measurement Period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid in cash during such Measurement Period, excluding repayments of Revolving Loans to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment, and (c) Series A Preferred Stock dividends paid during such Measurement Period.

"Unused Availability" means, as of any date of determination, the lesser of (i) an amount equal to the Revolving Commitment as of such date minus Total Revolving Outstandings as of such date and (ii) the maximum amount (calculated including Total Revolving Outstandings as of such date) permitted to be outstanding under the Revolving Commitment as of such date without resulting in a violation of the Consolidated Leverage Ratio or the Consolidated Fixed Charge Coverage Ratio as of such date.

5. Section 7.12 of the Credit Agreement, entitled Financial Covenants, is hereby amended and restated as of the Effective Date as follows:

(a) Section 7.12. Financial Covenants.Consolidated Leverage Ratio. Borrower will not permit the Consolidated Leverage Ratio as of the end of any fiscal quarter commencing with the fiscal quarter ending September 30, 2026 to be greater than 2.50 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio. Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter commencing with the fiscal quarter ending September 30, 2026 to be less than 1.25 to 1.00.

(c) Minimum Liquidity. The Borrower shall not permit the sum of its Cash on Hand and Unused Availability to be less than $40,000,000 at any time with the Borrower's compliance with this subsection (c) to be calculated as of the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2026.

6. Exhibit C to the Credit Agreement is hereby deleted and Exhibit C attached hereto is hereby substituted in lieu thereof.

7. Conditions to Agreement. This Agreement shall become effective upon the date on which the Lender shall have received from the Borrower:

(i) this Agreement, duly executed and delivered by the Borrower and any other Loan Parties;

(ii) the payment of a non-refundable modification fee upon the execution of this Agreement in the amount of $30,000;

(iii) such other information and documents as may reasonably be required by the Lender and its counsel in connection with this Agreement;

(iv) satisfactory evidence that all other fees and expenses required to be paid in connection with this Agreement (including fees, disbursements and other charges of legal counsel to the Lender) have been paid in full.

8. Reaffirmation. Except as expressly amended or modified hereby, the provisions of the Credit Agreement, the Revolving Loan Note, the other Loan Documents and any related documents are and shall remain in full force and effect, it being the intention of the Lender and the Borrower that this Agreement and the Credit Agreement be read, construed and interpreted as one and the same agreement. The Borrower hereby confirms, affirms, and ratifies all of the Borrower's obligations under the Credit Agreement, the Revolving Loan Note, the other Loan Documents and any related documents in their entirety. The Borrower also hereby (a) acknowledges that the obligations of the Borrower under the Credit Agreement, the Revolving Loan Note and the other Loan Documents, as amended hereby, shall continue to be secured by the existing collateral securing the Secured Obligations, (b) affirms that the Borrower is hereby obligated to the Lender under the Credit Agreement, the Revolving Loan Note, the other Loan Documents and any related documents, as amended or otherwise modified hereby, without defense, counterclaim, or offset, and (c) agrees to provide any additional documentation related hereto as reasonably requested.

9. Acknowledgement of No Claims; Release. As of the date hereof, the Borrower and each Guarantor hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender, or the Lender's respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such party, or failure of such party to act on or prior to the date hereof. In consideration of the Lender's agreements contained in this Agreement, the Borrower and each Guarantor hereby irrevocably releases and forever discharges the Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, representatives, agents, advisors, consultants and counsel (each, a "Released Person") of and from any and all claims, suits, actions, investigations, proceedings, demands or

damages, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law or otherwise of any kind or character, known or unknown, which the Borrower or any such Guarantor ever had or now has against the Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Lender or any other Released Person on or prior to the date hereof.

10. Representations and Warranties. The Borrower hereby confirms that the representations and warranties set forth in the Credit Agreement remain true and correct in all material respects; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date. The Borrower also represents and warrants, to the best of the Borrower's knowledge, that (a) except for the Specified Default, no Event of Default has occurred under any of the terms and conditions of the Credit Agreement; (b) the Borrower has full power and authority to execute, deliver, and perform its obligations under this Agreement and under any document or instrument executed in connection with this Agreement; (c) the execution, delivery, and performance of this Agreement and of any document or instrument executed in connection with this Agreement will not violate any provision of any existing law or regulation applicable to the Borrower, any provision of its governing organizational documents, any order or decree of any court, arbitrator or governmental authority, or any contractual undertaking to which it is a party or by which it may be bound, to the extent that such conflict, breach, contravention or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (d) except for routine disclosure filing with the United States Securities and Exchange Commission, no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to this Agreement or any of the documents or instruments executed by the Borrower in connection herewith; and (e) this Agreement constitutes the legal valid and binding obligations of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

11. Governing Law. This Agreement is made in the State of Connecticut and shall be construed in accordance with its laws. If any provision hereof is in conflict with any statute or rule of law of the State of Connecticut or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (except that the Borrower may not assign or transfer its rights hereunder), and no other parties shall be a beneficiary hereunder.

13. Modifications. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

14. Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and

the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words "execution", "signed", "signature", "delivery", and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Connecticut State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Lender to accept electronic signature counterparts in any form or format and (y) the Lender reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

15. Costs and Expenses. The Borrower agrees to pay or reimburse the Lender for all costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel to the Lender.

[Remainder of page intentionally left blank; signature pages to follow]

EXECUTED under seal as of the date first written above.

BORROWER:

LIFEMD, INC.

By: ______________________________
Name: Atul Kavthekar
Title: Chief Financial Officer

Each of the undersigned Guarantors hereby (a) consents to the foregoing Agreement, (b) confirms and reaffirms its obligations under their respective Guarantee Agreement in its entirety, (c) confirms that the representations and warranties set forth in their respective Guarantee Agreement remain true and correct in all material respects, and (d) reaffirms that such Guarantor remains obligated to the Lender under their respective Guarantee Agreement without defense, counterclaim, or offset.

GUARANTORS:

LFMD PHARMACY HOLDINGS, LLC

By: ______________________________
Name: Atul Kavthekar
Title: Treasurer

LFMD PHARMACY HOLDINGS 1, LLC

By: ______________________________
Name: Atul Kavthekar
Title: Treasurer

LIFEMD PHARMACY SERVICES, LLC

By: ______________________________
Name: Atul Kavthekar
Title: Treasurer

[Borrower and Guarantor Signature Page]

LENDER:

CITIZENS BANK, N.A.

By: ______________________
Name: Bradley A. Hardy
Title: Managing Director

[Lender Signature Page]

EXHIBIT C

COMPLIANCE CERTIFICATE

I, _____________, do hereby certify that I am the **[Chief Financial Officer]** of **LIFEMD, INC.**, a Delaware corporation (the "Borrower"), and that, as such, I am duly authorized to execute and deliver this Compliance Certificate on the Borrower's behalf pursuant to Section 6.1(c) of the Credit Agreement, dated as of January 2, 2026, among the Borrower, and CITIZENS BANK, N.A. (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein, and the term "subsidiary", shall have the meanings assigned to such terms in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

1. Test Date. This Compliance Certificate is delivered for the fiscal **[quarter/year]** ended [________ __], 20[__] (the "Test Date"). Unless otherwise indicated, references to the "Period" refer to the four fiscal quarters ending on the Test Date.

2. No Default. No Default exists **[, except as follows: [describe]]**.

3. Financial Statements. All financial statements delivered herewith have been prepared in accordance with GAAP. There has been no change in GAAP or in the application thereof that has resulted in a change to the financial statements accompanying this Compliance Certificate since the date of the Audited Financial Statements which has an effect on the financial statements accompanying this Compliance Certificate [, except as follows: [describe]].

4. [Subsidiaries. The Borrower has no Subsidiaries other than (a) those that existed on the Closing Date and were reflected in the Perfection Certificate delivered to the Lender on such date, (b) those formed or acquired after the Closing Date with respect to which the Lender was previously notified either pursuant to Section 6.12 of the Credit Agreement, in an additional Perfection Certificate or in a previous Compliance Certificate, and (c) those other Subsidiaries set forth on Schedule 4 to this Compliance Certificate.

5. Loan Parties. There have been no changes to the jurisdiction of organization or legal name of any Loan Party since the latest of the (i) the Closing Date, (ii) any later written notice of such change provided to the Lender and (iii) the date of the last Compliance Certificate delivered pursuant to Section 6.1(c) of the Credit Agreement [in each case, except as follows: [describe]].

6. Financial Covenant Compliance.

(a) Consolidated Leverage Ratio. As of the Test Date, the Consolidated Leverage Ratio was [_.__]:1:00, calculated as set forth on Schedule 6(a) to this Compliance Certificate. The maximum permitted Consolidated Leverage Ratio as of the Test Date pursuant to Section 7.12(a) of the Credit Agreement was 2.50:1:00.

(b) Consolidated Fixed Charge Coverage Ratio. As of the Test Date, the Consolidated Fixed Charge Coverage Ratio was **[_.__]**:1:00, calculated as set forth on Schedule 6(b) to this Compliance Certificate. The minimum required Consolidated Fixed Charge Coverage Ratio pursuant to Section 7.12(b) of the Credit Agreement was 1.25:1:00.

(c) Minimum Liquidity. As of the Test Date, the sum of Cash on Hand and Unused Availability is $______________________. The minimum required Minimum Liquidity pursuant to Section 7.12(c) of the Credit Agreement is $40,000,000 .

[Signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate on behalf of the Borrower as of the date first above-written.

____

[Chief Financial Officer]

SCHEDULE 4 TO COMPLIANCE CERTIFICATE

<u>SUBSIDIARIES</u>

SCHEDULE 6(a) TO COMPLIANCE CERTIFICATE

CALCULATION OF THE CONSOLIDATED LEVERAGE RATIO

SCHEDULE 6(b) TO COMPLIANCE CERTIFICATE

CALCULATION OF THE CONSOLIDATED FIXED CHARGE COVERAGE RATIO

SCHEDULE 6(c) TO COMPLIANCE CERTIFICATE
<u>CALCULATION OF THE MINIMUM LIQUIDITY</u>